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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 October 8, 2002

DOV Pharmaceutical, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-49730 (Commission file number)	22-3374365 (IRS employer identification no.)
433 Hackensack Avenue, Hackensack, NJ 07601 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (201) 968-0980

Item 5. Other Events

        Adoption of Shareholder Rights Plan.    On October 8, 2002 the Board of Directors of DOV Pharmaceutical, Inc. (the "Company") adopted a shareholder rights plan, as set forth in the Shareholder Rights Agreement, dated October 8, 2002, between the Company and Continental Stock Transfer & Trust Co. as Rights Agent (the "Rights Agreement"). The following description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement attached hereto as an exhibit and incorporated herein by reference.

        Rights Dividend.    Pursuant to the terms of the Rights Agreement, the Board of Directors declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock of the Company (the "Common Stock") and 1.62 Rights for each outstanding share of Series B Preferred Stock of the Company (the "Series B Preferred Stock") to shareholders of record as of the close of business on October 9, 2002 (the "Record Date"). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined), and such number of Rights as is equal to the number of shares of Common Stock of the Company into which one share of Series B Preferred Stock is then convertible as of the date of issuance or sale will automatically attach to each Series B Preferred Stock issued between the Record Date and the Distribution Date. Each Right entitles the registered holder thereof to purchase from the Company a unit consisting of one ten-thousandth of a share (a "Unit") of Series E Junior Participating Cumulative Preferred Stock, par value $0.0001 per share, of the Company (the "Preferred Stock") at a cash exercise price of $50.00 per Unit (the "Exercise Price"), subject to adjustment, under certain conditions specified in the Rights Agreement and summarized below.

        Distribution Date.    Initially, the Rights are not exercisable and are attached to and trade with all shares of Common Stock and Series B Preferred Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Common Stock and from the Series B Preferred Stock and will become exercisable upon the earlier of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a shareholder (the date of said announcement being referred to as the "Stock Acquisition Date"), or (ii) the close of business on the tenth business day (or such later day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being herein referred to as the "Distribution Date").

        Notwithstanding the foregoing, with respect to any person who beneficially owns (for purposes of the Rights Agreement) 15% or more of the outstanding shares of Common Stock as of October 8, 2002 (such person being referred to in the Rights Agreement as a "Grandfathered Person"), the Distribution Date will not occur unless such Grandfathered Person has acquired beneficial ownership of shares of Common Stock representing an additional 1/2% of the outstanding shares of Common Stock.

        Subscription and Merger Rights.    In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise that number of Units of Preferred Stock of the Company having a market value of two times the exercise price of the Right (such right being referred to as the "Subscription Right"). In the event that, at any time following the Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other person, and the Company is not the continuing or surviving corporation, (ii) any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company's assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Right (such right being referred to as the "Merger Right"). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Rights Agreement) become null and void.

        Redemption.    The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors only until the earlier of (i) the time at which any person becomes an Acquiring Person or (ii) the expiration date of the Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

        Amendment.    The Rights Agreement may be amended by the Board of Directors in its sole discretion until the time at which any person becomes an Acquiring Person. After such time the Board of Directors may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates). In addition, the Board of Directors may at any time prior to the time at which any person becomes an Acquiring Person, amend the Rights Agreement to lower the threshold at which a person becomes an Acquiring Person to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Stock then owned by any person and (ii) 10%.

        No Stockholder Rights Until Exercise; No Taxation Upon Distribution of Rights.    Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of the Company, other consideration or for common stock of an acquiring company.

        The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 9, 2012 (the "Expiration Date"), unless previously redeemed or exchanged by the Company as described below.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 3.1	—
Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of DOV Pharmaceutical, Inc. classifying and designating the Series E Junior Participating Cumulative Preferred Stock, filed as an exhibit to the Company's Registration Statement on Form 8-A on October 16, 2002.
Exhibit 4.1	—
Shareholder Rights Agreement, dated as of October 8, 2002 between DOV Pharmaceutical, Inc. and Continental Stock Transfer & Trust Co., as Rights Agent, filed as an exhibit to the Company's Registration Statement on Form 8-A on October 16, 2002.
Exhibit 99.1	—	Press Release issued by DOV Pharmaceutical, Inc. dated October 8, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOV PHARMACEUTICAL, INC.
Date: October 16, 2002	By:	/s/ ARNOLD S. LIPPA Arnold S. Lippa Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1
Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of DOV Pharmaceutical, Inc. classifying and designating the Series E Junior Participating Cumulative Preferred Stock, filed as an exhibit to the Company's Registration Statement on Form 8-A on October 16, 2002.
4.1
Shareholder Rights Agreement, dated as of October 8, 2002, between DOV Pharmaceutical, Inc. and Continental Stock Transfer & Trust Co., as Rights Agent, filed as an exhibit to the Company's Registration Statement on Form 8-A on October 16, 2002.
99.1	Press Release issued by DOV Pharmaceutical, Inc. dated October 8, 2002.

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
EXHIBIT INDEX